Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 5.01

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

August 9, 2022

Tonix Pharmaceuticals Holding Corp.

28 Main Street, Suite 101
Chatham, New Jersey 07928

Ladies and Gentlemen:

We have acted as local Nevada counsel to Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the potential issuance and sale by the Company from time to time of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to that certain Sales Agreement, dated as of April 8, 2020 (the “Sales Agreement”), by and between A.G.P./Alliance Global Partners, as sales agent (in such capacity, the “Sales Agent”), and the Company, all as more fully described in the Registration Statement on Form S-3 (File No. 333-237610) (the “2020 Registration Statement”), including the base prospectus and the sales agreement prospectus, each dated April 8, 2020, contained therein, as supplemented by the prospectus supplement dated September 4, 2020 (collectively, the “2020 Prospectus”), the Registration Statement on Form S-3 (File No. 333-251500) (the “2021 Registration Statement”), including the base prospectus, dated January 4, 2021, contained therein, as supplemented by the prospectus supplement dated April 16, 2021 (collectively, the “2021 Prospectus”), and the Registration Statement on Form S-3 (File No. 333-254975) (together with the 2020 Registration Statement and the 2021 Registration Statement, the “Registration Statements”), including the base prospectus, dated May 5, 2021, contained therein (together with the 2020 Prospectus and the 2021 Prospectus, the “2020/2021 Prospectuses”), each as supplemented by the Prospectus Supplement, dated December 29, 2021 (the 2020/2021 Prospectuses as so supplemented, the “Prior Prospectuses”), each as further supplemented by the Prospectus Supplement, dated August 9, 2022, relating to the registration of additional shares of Common Stock issuable under the Sales Agreement (such additional shares, the “Additional ATM Shares”) to increase the maximum aggregate offering price of the shares issuable under the Sales Agreement (including any and all sales issued and sold pursuant thereto prior to the date hereof) from $240,000,000 to $320,000,000 (the “Prospectus Supplement” and, together with the Prior Prospectuses, the “Prospectuses”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Additional ATM Shares as contemplated by the Sales Agreement and as described in the Registration Statements and the Prospectuses. For purposes of this opinion letter, and except to the extent set forth in the opinion below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Sales Agreement and the Registration Statements and the Prospectuses.

www.bhfs.com

Tonix Pharmaceuticals Holding Corp.

August 9, 2022

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statements and the Prospectuses, (ii) the Sales Agreement, (iii) the articles of incorporation and bylaws of the Company; and (iv) such agreements, instruments, resolutions of the board of directors of the Company and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification: (i) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) each natural person executing any of the documents we have reviewed has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (v) the obligations of each party set forth in the Sales Agreement are its valid and binding obligations, enforceable in accordance with its terms; and (vi) after any issuance of Additional ATM Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinion set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Tonix Pharmaceuticals Holding Corp.

August 9, 2022

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that if, when and to the extent any Additional ATM Shares are issued and sold in accordance with the terms and conditions of, and in the manner contemplated by, the Sales Agreement, including payment in full to the Company of the consideration for such Additional ATM Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the relevant Registration Statement(s) and Prospectus(es), such Additional ATM Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after the later of the date hereof and the filing date of the Prospectus Supplement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statements and the Prospectuses, and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP